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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                CONTACT:
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                                      Bobby D. O'Brien
VALHI, INC.                           Vice President and Chief Financial Officer
Three Lincoln Centre                  (972) 233-1700
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697
(972) 233-1700

                      VALHI DECLARES QUARTERLY DIVIDEND AND
                 ANNOUNCES RESULTS OF ANNUAL STOCKHOLDER MEETING


         DALLAS, TEXAS . . . May 25, 2004 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of six cents ($0.06) per share on its common stock, payable on June 30, 2004 to stockholders of record at the close of business on June 11, 2004.

         Valhi also announced that its stockholders had re-elected each of its seven directors for terms of one year at the annual stockholder meeting held today. Valhi's directors are: Thomas E. Barry, Norman S. Edelcup, W. Hayden McIlroy, Glenn R. Simmons, Harold C. Simmons, J. Walter Tucker, Jr. and Steven
L. Watson.

         Valhi, Inc. is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and security products), titanium metals products and waste management industries.

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